UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2005

3CI COMPLETE COMPLIANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11097	76-0351992
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1517 W. North Carrier Parkway, Suite 104
Grand Prairie, Texas		75050
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 375-0006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 20, 2005, 3CI Complete Compliance Corporation (the “Company”) issued a press release announcing that on December 16, 2005, the First Judicial District Court, Caddo Parish, Louisiana (the “Court”), in cause no. 467704-A, Robb et al. v. Stericycle, Inc. et al. (the “Louisiana Suit”), by order dated December 14, 2005, preliminarily approved the terms of the Settlement Agreement, dated November 11, 2005, among the Company, Stericycle, Inc., and the other parties to the Louisiana Suit.  A copy of the Company’s press release and the Court’s Preliminary Order, including the proposed form of Notice to the Class, are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference.  The parties continue to negotiate the procedures necessary to effectuate the Settlement Agreement and prepare a formal Settlement Agreement and other documents to consummate the transactions contemplated by the Settlement Agreement.  The settlement and all of its terms remain subject to final court approval.  The Court has scheduled a hearing on final approval for 1:30 on February 21, 2006.

Item 9.01 Financial Statements and Exhibits

  (a)                            Financial statements of businesses acquired:  Not applicable.

  (b)                           Pro forma financial information:  Not applicable.

  (c)                            Exhibits:

99.1                           —                                   Press release, dated December 20, 2005.

99.2                           —                                   Order on Preliminary Fairness Hearing, dated December 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2005	3CI COMPLETE COMPLIANCE CORPORATION

	By:	/s/ Stephen B. Koenigsberg
Stephen B. Koenigsberg
Director and Chairman of the Special Committee of the Board of Directors

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated December 20, 2005.

99.2	Order on Preliminary Fairness Hearing, dated December 14, 2005.